UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2015

RIGHTSIDE GROUP, LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001-36262	32-0415537
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5808 Lake Washington Blvd. NE, Suite 300 Kirkland, Washington	98033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 298-2500

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2014 Bonus Payments and Awards

On February 13, 2015, the Compensation Committee (the “Committee”) of the board of directors of Rightside Group, Ltd. (the “Company”) approved the payment of bonus compensation, which will be paid in a combination of cash award and equity bonus awards  to the named executive officers.  The bonus compensation was awarded based on the achievement of performance criteria under the Company’s annual bonus plan.  The restricted stock units granted to each individual vest in four substantially equal installments commencing on May 15, 2015 and on each three-month anniversary thereafter.

Name and Principal Position	Cash	Restricted Stock Units (#)	Grant Date
Taryn J. Naidu Chief Executive Officer	$46,500	13,280	February 13, 2015
Tracy Knox Chief Financial Officer	$37,500	10,709	February 13, 2015
Wayne M. MacLaurin Chief Technology Officer	$18,600	5,312	February 13, 2015
Rick Danis General Counsel	$15,000	4,283	February 13, 2015

Annual Equity Award Grants

The Committee, in consultation with the Company’s independent compensation consultant, Compensia, Inc., further approved annual equity award grants of restricted stock units to the named executive officers as listed below.  The restricted stock units vest in 16 substantially equal installments commencing on May 15, 2015 and on each three-month anniversary thereafter.

Name and Principal Position	Restricted Stock Units (#)	Grant Date
Taryn J. Naidu Chief Executive Officer	142,962	February 13, 2015
Tracy Knox Chief Financial Officer	66,340	February 13, 2015
Wayne M. MacLaurin Chief Technology Officer	36,719	February 13, 2015
Rick Danis General Counsel	36,719	February 13, 2015

2015 Annual Base Salary

In addition, the Committee also approved increases in annual base salaries for 2015 as follows:  Mr. Naidu’s annual base salary increased from $375,000 to $385,000;     Ms. Knox’s annual base salary increased from $310,000 to $323,000; Mr. MacLaurin’s annual base salary increased from $235,000 to $250,000; and Mr. Danis’ annual base salary increased from $235,000 to $242,000.  Each of these officers are entitled to cash bonuses up to a percentage of their respective base salaries.  The actual amount of such bonuses is tied to the achievement of corporate operating and financial goals.  The bonus percentages for 2015 for each of these officers remain unchanged from 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2015	RIGHTSIDE GROUP, LTD.

	By:	/s/ Taryn J. Naidu
Taryn J. Naidu
Chief Executive Officer